UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 13, 2003

Date of Report

(Date of earliest event reported)

Castle Dental Centers, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13263	76-0486898
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3701 Kirby Drive, Suite 550

Houston, Texas 77098

(Address of principal executive offices, including zip code)

(713) 490-8400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name and former address,

if changed since last report)

Item 1.    Changes in Control of Registrant.

Not applicable to this filing.

Item 2.  Acquisition or Disposition of Assets.

Not applicable to this filing.

Item 3.    Bankruptcy or Receivership.

Not applicable to this filing.

Item 4.    Changes in Registrant’s Certifying Accountants.

Not applicable to this filing.

Item 5.    Other Events.

Not applicable to this filing.

Item 6.    Resignation of Registrant’s Directors.

Not applicable to this filing.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

(a)    Financial Statements of Business Acquired.

Not applicable to this filing.

(b)    Pro Forma Financial Information.

Not applicable to this filing.

(c)    Exhibits.

99.1    Copy of Castle Dental Centers, Inc.’s Press Release dated June 16, 2003

Item 8.    Change in Fiscal Year.

Not applicable to this filing.

Item 9.    Regulation FD Disclosure.

In connection with the restructuring of Castle Dental Centers, Inc.’s (the “Company’s”) capital effected on May 15, 2003 (the “Restructuring”), Paul Kreie resigned as director of the

Company effective on the tenth day following the mailing of an information statement describing the Restructuring (the “Information Statement”) to the stockholders of the Company. The Information Statement was mailed to the stockholders of the Company on June 11, 2003, and Mr. Kreie’s resignation will be effective on June 21, 2003.

As part of the Restructuring, the Company entered into a Stockholders Agreement, dated May 15, 2003 (the “Stockholders Agreement”), with Sentinel Capital Partners II, L.P. (“Sentinel”), General Electric Capital Corporation, Midwest Mezzanine Fund II, L.P., Thomas P. Fitzpartick (“Mr. Fitzpatrick”), John M. Slack and James M. Usdan (“Mr. Usdan”). The Stockholders Agreement requires that the number of directors on the Company’s Board of Directors be increased from five to seven. Because the parties to the Stockholders Agreement hold a majority of the voting power of the Company’s outstanding securities, all of the Company’s directors are selected pursuant to the Stockholders Agreement. Pursuant to the Stockholders Agreement, Sentinel is currently entitled to designate four directors to the Company’s Board of Directors, holders of a majority of the shares of Company securities subject to the Stockholders Agreement, other than Sentinel, are entitled to designate two directors to the Company’s Board of Directors, and the Company’s Chief Executive Officer is entitled to serve as a director.

At the closing of the Restructuring: (a) Sentinel designated David S. Lobel, Mr. Fitzpatrick, Paul F. Murphy, and Edward Kuntz, a current director, as directors of the Company; (b) the holders of a majority of the Company’s securities subject to the Stockholders Agreement other than Sentinel designated Frank A. Baynham and Ira Glazer, two current directors, as directors of the Company; and (c) James M. Usdan, the Chief Executive Officer, continued in his position as a director of the Company. In accordance with the requirements of Section 14(f) of the Exchange Act of 1934 (the “Exchange Act”) and Rule 14f-1 thereunder, the new directors designated by Sentinel (the “Sentinel Designees”) will take office on June 21, 2003, the tenth day following the mailing of the Information Statement to the stockholders of the Company.

On June 13, 2003, Mr. Usdan, President, Chief Executive Officer, and a member of its board of directors of the Company, resigned from all of his positions as an officer and director of the Company. The Company’s press release regarding that resignation is attached hereto as Exhibit 99.1. Mr. Slack, the Company’s Senior Vice President and Chief Administrative Officer has been appointed as interim Chief Executive Officer.

On June 19, 2003, Mr. Fitzpatrick informed the Company that he could not become a member of the Company’s board of directors on June 21, 2003, when the other Sentinel Designees become members of the Company’s board of directors.

Accordingly, on June 21, the Company’s board of directors will consist of Messrs. Kuntz, Baynham, Glazer, Lobel and Murphy, the position reserved for the Chief Executive Officer will be vacant and one of the positions to which Sentinel is entitled designate a director will be vacant. Sentinel has the right to designate a fourth director to the board at any time. While Sentinel has not designated an additional director at this time, it may do so at any time in the future.

Item 10.    Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

Not applicable to this filing.

Item 11.    Temporary Suspension of trading Under Registrant’s Employee Benefit Plans.

Not applicable to this filing.

Item 12.    Results of Operations and Financial Condition.

Not applicable to this filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASTLE DENTAL CENTERS, INC.

Dated: June 20, 2003	By:	/s/ John M. Slack
John M. Slack Interim Chief Executive Officer

EXHIBIT INDEX

Exhibits

99.1    Copy of Castle Dental Centers, Inc.’s Press Release dated June 16, 2003

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